Exhibit 1.1

175,000 Shares of 8.00% Non-Cumulative
Perpetual Convertible Preferred Stock, Series A

EAST WEST BANCORP, INC.

UNDERWRITING AGREEMENT

April 23, 2008

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

East West Bancorp, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you as the sole underwriter (the “Underwriter”), 175,000 shares (the “Firm Securities”) of the Company’s convertible preferred stock, par value $0.001 per share (the “Preferred Stock”).  The terms of the Preferred Stock will be set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware.  The Securities will be convertible into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the shares of Common Stock into which the Securities are convertible, the “Conversion Shares”), plus cash in lieu of fractional shares on the terms set forth in the Certificate of Designations. In addition, the Company proposes to grant to the Underwriter an option to purchase up to 25,000 additional shares of the Preferred Stock on the terms set forth in Section 2 (the “Option Securities”).  The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the “Securities.”  This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.

1.             Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)           An “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”)) relating to the Securities (File No.333-150353) (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 4); and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Underwriter.  As used in this Agreement:

(i)            “Applicable Time” means 5:45 p.m. (New York City time) April 23, 2008;

(ii)           “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date of this Agreement, relating to the Securities;

(iii)          “Effective Date” means any date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

(iv)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations (“Rule 433”)) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including the Term Sheet;

(v)           “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”);

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433;

(vii)         “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b);

(viii)        “Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or Prospectus deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, and all exhibits to such registration statement; and

(ix)           “Term Sheet” means the term sheet prepared pursuant to Section 5(a)(i) of the Agreement and substantially in the form attached hereto in Schedule 3.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such prospectus.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) and any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such prospectus and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to include any Annual Report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.

(b)           The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as such terms are defined in Rule 405) at any such time or date.

(c)           The Registration Statement complied and will comply in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)           The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the

Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)            The documents incorporated by reference into any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein through the last Delivery Date (as defined below), will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof).

(h)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Each Issuer Free Writing Prospectus complied or will comply in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)            Each of the Company, East West Bank and East West Insurance Services, Inc. has been duly organized, is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, or business of the Company and its subsidiaries (as defined in Section 17) taken as a whole (a “Material Adverse Effect”).  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”).  Each of the Company, East West Bank and East West Insurance Services, Inc. has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year other than such as it may control or acquire in connection with the foreclosure of collateral or collection of loans, as set forth in the most recent Preliminary Prospectus.  None of the subsidiaries of the Company other than East West Bank (the “Significant Subsidiary”) is a “significant subsidiary” (as defined in Rule 405).

(k)           The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus were issued in compliance with federal and state securities laws.  All of the issued shares of capital stock of the Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            The Securities to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(m)          The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Securities and are free of preemptive rights, rights of first refusal and similar rights; and all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Certificate of Designations related thereto, will be duly and validly issued, fully paid and non-assessable and free and clear of any liens and will conform, when issued, in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(n)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o)           The execution, delivery and performance of this Agreement by the Company, the issuance of the Securities and the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations or the consummation of the transactions contemplated under this Agreement and the Certificate of Designations and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Significant Subsidiary or East West Insurance Services, Inc., or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company, the Significant Subsidiary or East West Insurance Services, Inc. is a party or by which the Company, the Significant Subsidiary or East West Insurance Services, Inc. is bound or to which any of the property or assets of the Company, the Significant Subsidiary or East West Insurance Services, Inc.is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the Significant Subsidiary or East West Insurance Services, Inc.; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Significant Subsidiary or East West Insurance Services, Inc. or any of their properties or assets, except in the case of clauses (i) and (iii) above for such conflict or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)           No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the issuance of the Securities by the Company, the issuance of the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations, the consummation of the transactions contemplated under this Agreement and the Securities and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriter.

(q)           There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(r)            The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(s)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, general affairs, management, or business of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            Each of the Company and its subsidiaries is in compliance in all respects with all laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve System (“Fed”), the Federal Deposit Insurance Corporation (“FDIC”), the California Department of Financial Institutions, and any other federal or state bank regulatory authority with jurisdiction over the Company or the Significant Subsidiary (collectively, “Bank Regulatory Authorities”), other than where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board of director resolutions at the request of, any Bank Regulatory Authority which currently restricts the conduct of its business, or relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board of director resolutions, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally.

(u)           The Company, the Significant Subsidiary and East West Insurance Services, Inc. have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company, the Significant Subsidiary and East West Insurance Services, Inc. and their respective businesses; and none of the Company, the Significant Subsidiary or East West Insurance Services, Inc. has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  The deposit accounts of East West Bank are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceedings for the termination of such insurance are pending or threatened.

(v)           Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(w)          The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(x)            Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(y)           The statistical and market-related data included or incorporated by reference under the captions “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(z)            Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(aa)         Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(bb)         No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(cc)         No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(dd)         (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee)         The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(gg)         Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)         the Company maintains (i) internal controls over financial reporting as defined in Rule 13a-15 under the Exchange Act that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that are adequate and effective and designed to ensure that material information relating to the Company and its subsidiaries is made known to its chief executive officer and chief financial officer by others within those entities, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii)           (i) the Company and its subsidiaries maintain an effective system of disclosure controls and procedures as defined in Rule 13a-15(e) of the Exchange Act that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms; and (ii) since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, the Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(jj)           The Company, the Significant Subsidiary and East West Insurance Services, Inc. have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, the Significant Subsidiary and East West Insurance Services, Inc. has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(kk)         The Company, the Significant Subsidiary and East West Insurance Services, Inc. each own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ll)           Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any facts or circumstances regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(mm)       No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the most recent Preliminary Prospectus.

(nn)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(pp)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq)         The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 5(a)(vii) and any Issuer Free Writing Prospectus set forth on Schedule 1 hereto.

(rr)           The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Securities.

2.             Purchase of the Securities by the Underwriter.   On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 175,000 shares of the Firm Securities to the Underwriter, and the Underwriter agrees to purchase 175,000 shares of the Firm Securities.

In addition, the Company grants to the Underwriter an option to purchase up to 25,000 additional shares of Option Securities.  Such option is exercisable to the extent that the Underwriter sell more Securities than the number of Firm Securities in the offering and as set forth in Section 4 hereof.  The Underwriter agrees to purchase the total number of shares of Option Securities.

The price of both the Firm Securities and any Option Securities purchased by the Underwriter shall be $972.50 per share.

The Company shall not be obligated to deliver any of the Firm Securities or Option Securities to be delivered on the applicable Delivery Date, except upon payment for all such Securities to be purchased on such Delivery Date as provided herein.

3.             Offering of Securities by the Underwriter.  Upon authorization by the Underwriter of the release of the Firm Securities, the Underwriter proposes to offer the Firm Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4.             Delivery of and Payment for the Securities.  Delivery of and payment for the Firm Securities shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Securities shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter of the purchase price of the Firm Securities being sold by the Company to, or upon the order of the Company by wire transfer in immediately available funds to, the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.  The Company shall deliver the Firm Securities through the facilities of DTC unless the Underwriter shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of shares of Option Securities as to which the option is being exercised, the names in which the shares of Option Securities are to be registered, the denominations in which the shares of Option Securities are to be issued and the date and time, as determined by the Underwriter, when the shares of Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the shares of Option Securities are delivered is sometimes referred to as an “Option Securities Delivery Date,” and the Initial Delivery Date and any Option Securities Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Securities by the Company and payment for the Option Securities by the Underwriter shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company.  On the Option Securities Delivery Date, the Company shall deliver or cause to be delivered the Option

Securities to the Underwriter for the account of the Underwriter against payment by the Underwriter of the purchase price of the Option Securities being sold by the Company to, or upon the order of the Company by wire transfer in immediately available funds to, the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.  The Company shall deliver the Option Securities through the facilities of DTC unless the Underwriter shall otherwise instruct.

5.             Further Agreements of the Company and the Underwriter.  (a) The Company agrees:

(i)            To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to prepare the final term sheet substantially in the form set forth on Schedule 3 hereto and approved by the Underwriter and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations (“Rule 433(d)”) as required thereby; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed prior to the last Delivery Date and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)           To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations;

(iii)          To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv)          To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(v)           To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(vi)          Prior to filing with the Commission any amendment or supplement to the Registration Statement prior to the last Delivery Date, or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing;

(vii)         Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter;

(viii)        To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing

Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix)           As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(x)            Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xi)           For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to (1) directly or indirectly, offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), sell or grant options, warrants or rights with respect to, or file with the Commission a registration statement or prospectus supplement under the Securities Act relating to, any shares of preferred stock substantially similar to the Preferred Stock (including, without limitation, with respect to dividend rights and rights on liquidation, winding up and dissolution payments, maturity and other material terms of the Preferred Stock) or Common Stock or securities convertible into or exchangeable or exercisable for any shares of preferred stock substantially similar to the Preferred Stock (including, without limitation, with respect to dividend rights and rights on liquidation, winding up and dissolution payments, maturity and other material terms of the Preferred Stock) or Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of preferred stock that are substantially similar to the Preferred Stock or shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of preferred stock substantially similar to the Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock, Common Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter which consent shall not be unreasonably withheld, and to cause each officer, director and stockholder of the Company set forth on Schedule 2 hereto to furnish to the Underwriter, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter waives such extension in writing; provided, however, that the foregoing shall not apply to (A) the issuance and sale of the Securities under this Agreement or the issuance of the Conversion Shares, if applicable; (B) the grant of employee or director stock options or restricted stock units pursuant to a plan in effect on the date of this Agreement; (C) the issuance by the Company of shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued in accordance with clause (B); and (D) filing of registration statements on Form S-8 and amendments thereto in connection with the stock options referred to in clause (C) or a plan in effect on the date of this Agreement.

(xii)          To apply the net proceeds from the sale of the Securities as set forth in the Prospectus;

(xiii)         To reserve and keep available at all times, free of preemptive rights, the full number of Conversion Shares.

(xiv)        Between the date hereof and the Closing Date, not to do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(xv)         To use its best efforts to do and perform all things to be done and performed hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities to be purchased hereunder.

(b)           The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent,

“Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.             Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and the issuance of the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to securing any applicable review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Securities; (f) any applicable listing or other fees; (g) all costs and expenses incident to the rating of the Securities by one or more rating agencies; (h) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriter); (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriter shall pay its own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriter.

7.             Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the accuracy of any material statements made in any certificates, opinions, affidavits, written statements or letters furnished to the Underwriter or to counsel to the Underwriter pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Manatt Phelps & Phillips, LLP and Douglas Krause, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Company shall each have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

(e)           The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)           With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)           The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer in the form attached hereto as Exhibit C.

(i)            Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or NASDAQ, or trading in any securities of the Company on NASDAQ, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)           The Lock-Up Agreements between the Underwriter and the executive officers and directors of the Company set forth on Schedule 2, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(l)            Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter or counsel for the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8.             Indemnification and Contribution.  (a) The Company shall indemnify and hold harmless the Underwriter, its officers, employees and each of its directors, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability, action or pending action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky

Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)           The Underwriter shall indemnify and hold harmless the Company, its officers, employees and each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or any amendment thereof, or in any Preliminary Prospectus, Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof).  The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, action or pending action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or pending action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriter’s obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriter confirms and the Company acknowledges and agrees that the paragraphs appearing under the captions “Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” in the section “Underwriting” in the most recent

Preliminary Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9.             [Reserved.]

10.           Termination.  The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm Securities if, prior to that time, any of the events described in Sections 7(i) and 7(k) shall have occurred or if the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement.

11.           Reimbursement of Underwriter’s Expenses.  If (a) the Company shall fail to tender the Securities for delivery to the Underwriter for any reason or (b) the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriter.  If this Agreement is terminated pursuant to Section 10 by reason of the default of the Underwriter, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Research Analyst Independence.  The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions.  The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.           No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering and sale of the Securities or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

14.           Notices, Etc.   All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 1271 Avenue of the Americas, 42nd Floor, New York, New York 10020, Attn: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 1271 Avenue of the Americas, 44th Floor, New York, New York 10020 (Fax: 212-520-0421);

(b)           if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (626) 768-6896).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given by the Underwriter.

15.           Persons Entitled to Benefit of Agreement.   This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnities of the Company contained in Section 8 of this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.           Survival.   The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.           Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

18.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

EAST WEST BANCORP, INC.

By:	/s/ Julia Gouw
Title: Vice Chairman and Chief Risk Officer

Accepted:

LEHMAN BROTHERS INC.

By:	/s/ Arlene Salmonson
Authorized Representative

SCHEDULE 1

Issuer Free Writing Prospectuses

Free Writing Prospectus, dated April 23, 2008, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE 2

Persons Delivering Lock-Up Agreements

Directors:

1.     Dominic Ng

2.     Julia Gouw

3.     John M. Lee

4.     Herman Li

5.     Andrew S. Kane

6.     Rudolph Estrada

7.     Jack C. Liu

8.     Peggy Tsing Cherng

9.     Keith Renken

Officers:

1.     Wellington Chen

2.     Douglas Klause

3.     David L. Spigner

4.     Donald Chow

5.     Thomas Tolda

6.     Karen A. Fukumura

7.     Williams J. Lewis

8.     Michael W. Lai

SCHEDULE 3

EAST WEST BANCORP, INC.

8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A

FINAL TERM SHEET

The following information supplements the Preliminary Prospectus Supplement, dated April 23, 2008, to the Prospectus, dated April 21, 2008, filed pursuant to Rule 424(b).

Issuer:	East West Bancorp, Inc., a Delaware corporation.
Security:	8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Preferred Stock”).
Number of Shares Issued:	175,000 shares of Preferred Stock.
Option to Purchase Additional Shares:	25,000 shares of Preferred Stock.
Liquidation Preference:	$1,000 per share of Preferred Stock or $175,000,000 aggregate liquidation preference ($200,000,000 if the underwriter’s option is exercised in full).
Dividend Rate:	8.00% per year on the liquidation preference of $1,000 per share, on a non-cumulative basis.
Dividend Payment Dates:	Quarterly in arrears, if, when and as declared by the Issuer’s board of directors on each February 1, May 1, August 1 and November 1 of each year, beginning August 1, 2008.
Day Count:	30/360.
Redemption:	The Preferred Stock will not be redeemable.
Conversion Right:

Each share of the Preferred Stock may be converted at any time, at the option of the holder, into shares of the Issuer’s common stock at the then-applicable conversion rate plus cash in lieu of fractional shares.
Initial Conversion Rate:	64.9942 shares of Common Stock per share of Preferred Stock, subject to anti-dilution adjustments.
Initial Conversion Price:	Approximately $15.39 per share of common stock.
Nasdaq Closing Price of Common Stock on April 23, 2008:	$12.56 per share.

Mandatory Conversion at Issuer’s Option:

On or after May 1, 2013, the Issuer may, at its option, at any time or from time to time cause some or all of the Preferred Stock to be converted into shares of common stock at the then applicable conversion rate if, for 20 trading days during any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date the Issuer gives notice of mandatory conversion the closing price of common stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

Make-Whole Shares Upon Certain Acquisitions:	The following table sets forth the number of make-whole shares per share of Preferred Stock for each stock price and effective date set forth below:

	Stock Price
Effective Date	$12.56	$14.00	$15.39	$17.50	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00
April 29, 2008	14.6236	13.1195	11.9346	10.4956	9.1837	8.1633	7.3469	6.0086	4.9532	4.2067	3.6469	3.2096	2.8575
May 1, 2009	14.6236	13.1195	11.9346	10.4956	8.5906	7.1695	6.1467	4.7831	3.9174	3.3182	2.8722	2.5270	2.2500
May 1, 2010	14.6236	13.1195	11.3191	8.8658	6.9472	5.6452	4.7511	3.6245	2.9495	2.4936	2.1606	1.9036	1.6974
May 1, 2011	14.6236	11.8127	9.4562	6.9314	5.0545	3.8626	3.1264	2.2980	1.8550	1.5683	1.3624	1.2035	1.0754
May 1, 2012	14.6236	10.2800	7.6042	4.7095	2.6594	1.5534	1.0973	0.7563	0.6131	0.5218	0.4557	0.4038	0.3614
May 1 2013	14.6236	9.7012	6.7388	3.2262	0.1155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	14.6236	9.7012	6.7388	3.2262	0.1155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective dates may not be set forth in the table, in which case:

•                  if the stock price is between two stock price amounts on the table or the effective date is between two effective dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

•                  if the stock price is in excess of $55.00 per share (subject to anti-dilution adjustments), no make-whole shares will be issued upon conversion of the Preferred Stock; and

•                  if the stock price is less than $12.56 per share (subject to anti-dilution adjustments), no make-whole shares will be issued upon conversion of the Preferred Stock.

Conversion Upon Fundamental Change:

If the reference price in connection with a fundamental change is less than the applicable conversion price, a holder may elect to convert each share of Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 calendar days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $6.28, which is 50% of the closing price of the common stock on the date of the prospectus supplement, subject to anti-dilution adjustments (the “base price”). If the reference price is less than the base price, holders will receive a maximum of 159.2357 shares of common stock per share of Preferred Stock, subject to anti-dilution adjustments, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock.

Limitation on Beneficial Ownership:	Yes, as described in Preliminary Prospectus Supplement.
Listing:	The Preferred Stock will not be listed. Our common stock is listed on the NASDAQ Global Select Market under the symbol “EWBC.”
Trade Date:	April 23, 2008.
Settlement Date:	April 29, 2008.
Underwriter:	Lehman Brothers Inc.
CUSIP/ISIN:	27579R 203 / US27579R2031
Public Offering Price:	$1,000 per share of Preferred Stock.
Underwriting discounts and commissions:	$27.50 per share of Preferred Stock.

Net Proceeds:

We expect to receive net proceeds from this offering of approximately $169,537,500 (approximately $193,850,000 if the underwriter’s option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and offering expenses.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Lehman Brothers Inc. by calling 1-888-603-5847.

Exhibit A

LOCK-UP LETTER AGREEMENT

April     , 2008

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Preferred Stock”) of East West Bancorp, Inc., a Delaware corporation (the “Company”), and that the Underwriter propose to reoffer the Preferred Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), make any demand for or exercise any right or cause to filed a registration statement, including any amendments thereto, with respect to any shares of Preferred Stock or common stock, par value $0.001 per share, of the Company (“Common Stock”) (including, without limitation, shares of the Preferred Stock or Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of the Preferred Stock and Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exchangeable or exercisable for any shares of Preferred Stock or Common Stock, (2) enter into any swap or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the final prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the

Underwriter waives such extension in writing.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer any shares of Common Stock held of record or that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission without the prior written consent of the Underwriter:

(i)            as bona fide gift or gifts;

(ii)           to any trust for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned;

(iii)          to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent;

(iv)          to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family member of the undersigned;

(v)           to any charitable organization, family foundation or donor-advised fund at sponsoring organizations;

(vi)          as a distribution to limited partners, members or stockholders of entities controlled by the undersigned, to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vii)         the sale of shares of Common Stock pursuant to the “cashless” exercise of stock options;

provided, that (a) in cases of immediately preceding clauses (i) through (vi) above, the Underwriter shall have received a signed copy of this Lock-Up Letter Agreement from each donee, trustee, distributee or transferee, as the case may be, and any such transfer shall not involve a disposition for value, and (b) the undersigned does not otherwise voluntarily effect any such public filing or report regarding such transfers.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall

2

terminate or be terminated prior to payment for and delivery of the Preferred Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Name:

3

Exhibit B-1

1.             Each of the Company and East West Bank (the “Bank”) has been duly incorporated, is validly existing and in good standing as a corporation, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the company and the Bank has all corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

2.             The Company is duly registered as a bank holding company under the BHCA.

3.             The Securities to be issued and sold by the Company to the Underwriter under the Agreement have been duly authorized and, upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus.

4.             The Conversion Shares initially issuable upon conversion of the Securities have been duly reserved for issuance, and such Conversion Shares, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

5.             There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any Securities under federal or California law or under the Delaware General Corporation Law or pursuant to the Company’s charter or by-laws (or similar organizational documents) or any agreement or other instrument known to such counsel.

6.             The Agreement has been duly and validly authorized, executed and delivered by the Company.

7.             Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties or assets is required for the execution, delivery and performance of the Agreement by the Company, the issuance of the Securities by the Company, the issuance of the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations, the consummation of the transactions contemplated under the Agreement and the Securities and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus.

8.             The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Preferred Stock” and “Description of Common Stock,” insofar as they purport to constitute summaries of the terms of the Preferred Stock (including the Securities) and the Common Stock (including the Conversion Shares), constitute accurate summaries of the terms of such Preferred Stock and Common Stock, as applicable, in all material respects.

9.             The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

10.           The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of California, the State of New York, and the Delaware General Corporation Law.

Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated such Delivery Date, in form and substance satisfactory to the Underwriter, to the effect that (w) such counsel has participated in conferences with officers of the Company, you and your counsel at which contents of the Registration Statement and the Prospectus and related matters were discussed, and although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, (x) officers of the Company have provided such counsel with certificates regarding certain matters such counsel has identified, and (y) the General Counsel of the Company has provided his opinion with respect to certain matters of law, and (z) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a)           the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b)           the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c)           the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on Schedule 1 to the Agreement to such opinion acceptable to counsel to the Underwriter, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus, except to the extent set forth in paragraphs 8 and 9 above.

Exhibit B-2

1.             The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company (including the Securities being delivered on the Closing Date) have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.             The execution, delivery and performance of the Agreement by the Company, the issuance of the Securities and the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations or the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and the Bank, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or the Bank ; or (iii) result in any violation of any statute or any rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii) above for such conflict or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.             To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

4.             To such counsel’s knowledge and except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Bank is a party or of which any property or assets of the Company or the Bank is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of the Agreement or the consummation of the transactions contemplated thereby; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

5.             To such counsel’s knowledge, neither the Company nor the Bank is in violation of its corporate charter or by-laws, nor in default under any agreement, indenture or instrument known to such counsel, which violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.             The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(A) The Registration Statement, on the latest Effective Date, on the date of the Agreement and on the Closing Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b), on the date of the Agreement and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus.

7.             To such counsel’s knowledge, the Company and each of its subsidiaries are in compliance with all laws administered by, and all rules and regulations of, the Fed, the FDIC and any other Bank Regulatory Authority with jurisdiction over the Company or any of its subsidiaries and, to such counsel’s knowledge, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board of director resolutions at the request of, any Bank Regulatory Authority which currently restricts the conduct of its business, or relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board of director resolutions, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally

8.             To such counsel’s knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed therewith or incorporated by reference therein as required.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of California, the State of New York and the Delaware General Corporation Law.

Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated such Delivery Date, in form and substance satisfactory to the Underwriter, to the effect that (x) such counsel has acted as general counsel to the Company has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, and (y) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a)           the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b)           the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c)           the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on Schedule 1 to the Agreement to such opinion acceptable to counsel to the Underwriter, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration

Statement, the Prospectus or the most recent Preliminary Prospectus. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus, except to the extent set forth in paragraphs 3 and 4 above.

Exhibit C

OFFICER’S CERTIFICATE

This Officer’s Certificate is delivered pursuant to Section 7(h) of the Underwriting Agreement, dated April 23, 2008 (the “Underwriting Agreement”), between East West Bancorp, Inc. (the “Company”) and Lehman Brothers Inc., as the sole underwriter, relating to the offering of 175,000 shares of 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, par value $0.001 per share, of the Company. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned, being a duly appointed executive officer of the Company, in such capacity and not individually, hereby certifies on behalf of the Company as follows

(i)            The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)          They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

IN WITNESS WHEREOF, the undersigned has duly executed this Officer’s Certificate for and on behalf of the Company to be effective as of the date first above written.

East West Bancorp, Inc.

By:

Name:
Title: